Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES FOURTH QUARTER 2017

TOTAL REVENUE OF $67.2 MILLION

CAMARILLO, CA March 15, 2018 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and twelve months ended December 31, 2017.

Fourth Quarter 2017 Results

For the quarter ended December 31, 2017 compared to the quarter ended December 31, 2016:

Consolidated

•	Total revenue decreased 4.9% to $67.2 million from $70.7 million;
•	Total operating expenses decreased 6.8% to $62.7 million from $67.2 million;
•	Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense (1) decreased 2.8% to $53.9 million from $55.5 million;
•	Operating income increased 31.0% to $4.5 million from $3.5 million;
•	Net income increased to $22.4 million, or $0.85 net income per diluted share from $3.0 million, or $0.11 net income per diluted share;
•	EBITDA (1) decreased 8.8% to $8.9 million from $9.8 million;
•	Adjusted EBITDA (1) decreased 12.6% to $13.3 million from $15.2 million;
•	Net cash provided by operating activities decreased 82.5% to $2.2 million from $12.4 million.

Broadcast

•	Net broadcast revenue decreased 2.9% to $50.7 million from $52.2 million;
•	Station Operating Income (“SOI”) (1) decreased 9.0% to $14.0 million from $15.4 million;
•	Same Station (1) net broadcast revenue decreased 2.4% to $50.6 million from $51.9 million; and
•	Same Station SOI (1) decreased 9.0% to $14.1 million from $15.5 million.

Digital Media

•	Digital media revenue decreased 12.8% to $11.1 million from $12.7 million; and
•	Digital Media Operating Income (1) decreased 17.9% to $2.7 million from $3.2 million.

Publishing

•	Publishing revenue decreased 5.8% to $5.4 million from $5.7 million; and
•	Publishing Operating Loss (1) decreased 29.5% to $0.4 million from $0.5 million.

Included in the results for the quarter ended December 31, 2017 are:

•	A $4.3 million ($2.6 million, net of tax, or $0.10 per share) net loss on the sale or disposal of assets including included a $4.7 million estimated loss for the sale of WQVN-AM (formerly WKAT-AM) in Miami, Florida offset by a $0.4 million gain on the sale of the WSPZ-AM tower site; and
•	A $23.0 million ($0.87 per share) income tax benefit was recorded in the fourth quarter of 2017 as a result of the Tax Cuts and Jobs Act of 2017.

Included in the results for the quarter ended December 31, 2016 are:

•	A $6.5 million ($3.9 million, net of tax, or $0.15 per share) impairment of indefinite-lived long-term assets related to the company’s broadcast licenses in the Cleveland, Detroit, Dallas and Portland markets;
•	A $0.5 million ($0.3 million, net of tax, or $0.01 per share) impairment of indefinite-lived long-term assets related to the company’s mastheads within Salem Publishing;
•	A $0.2 million ($0.1 million net of tax, or $0.01 per share) net decrease in the estimated fair value of the contingent earn-out consideration associated with the Eagle, Bryan Perry Newsletters, Daily Devotional and Turner Investment acquisitions;
•	A $0.1 million gain on bargain purchase of KXFN-AM in St. Louis, Missouri; and
•	A $0.1 million non-cash compensation charge related to the expensing of stock options primarily consisting of corporate expenses.

Per share numbers are calculated based on 26,378,260 diluted weighted average shares for the quarter ended December 31, 2017, and 26,101,172 diluted weighted average shares for the quarter ended December 31, 2016.

Year to Date 2017 Results

For the twelve months ended December 31, 2017 compared to the twelve months ended December 31, 2016:

Consolidated

•	Total revenue decreased 3.9% to $263.7 million from $274.3 million;
•	Total operating expenses decreased 2.2% to $240.8 million from $246.2 million;
•	Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense (1) decreased 2.2% to $218.2 million from $223.2 million;
•	Operating income decreased 18.2% to $23.0 million from $28.1 million;
•	Net income increased to $24.6 million, or $0.94 net income per diluted share from $8.9 million, or $0.34 per diluted share;
•	EBITDA (1) decreased 18.0% to $37.4 million from $45.7 million;
•	Adjusted EBITDA (1) decreased 10.9% to $45.6 million from $51.1 million;
•	Net cash provided by operating activities decreased 29.7% to $27.3 million from $38.9 million.

Broadcast

•	Net broadcast revenue decreased 2.9% to $196.2 million from $202.0 million;
•	SOI (1) decreased 9.0% to $50.7 million from $55.7 million;
•	Same Station (1) net broadcast revenue decreased 2.5% to $195.5 million from $200.4 million; and
•	Same Station SOI (1) decreased 8.8% to $50.9 million from $55.8 million.

Digital Media

•	Digital media revenue decreased 7.9% to $43.1 million from $46.8 million; and
•	Digital Media Operating Income (1) decreased 10.2% to $9.4 million from $10.5 million.

Publishing

•	Publishing revenue decreased 4.3% to $24.4 million from $25.5 million; and
•	Publishing Operating Loss (1) decreased 95.3% to $32,000 from $0.7 million.

Included in the results for the twelve months ended December 31, 2017 are:

•	A $3.9 million ($2.3 million, net of tax, or $0.09 per share) net loss on the sale or disposal of assets including a $4.7 million estimated loss for the sale of WQVN-AM (formerly WKAT-AM) in Miami, Florida that was offset by a $0.5 million gain from the sale of a former transmitter site in our Dallas, Texas market and a $0.4 million gain on the sale of the WSPZ-AM tower site;
•	A $2.8 million loss ($1.7 million, net of tax, or $0.06 per share) on the early redemption of long-term debt due to the repayment and termination of the senior credit facilities consisting of a term loan (“Term Loan B”) and Revolver;
•	A $23.0 million ($0.87 per share) income tax benefit was recorded in the fourth quarter of 2017 as a result of the Tax Cuts and Jobs Act of 2017; and
•	A $1.7 million non-cash compensation charge ($1.0 million, net of tax, or $0.04 per share) related to the expensing of stock options and restricted stock consisting of:
o	$1.2 million non-cash compensation charge included in corporate expenses;
o	$0.3 million non-cash compensation charge included in broadcast operating expenses;
o	$0.1 million non-cash compensation charge included in digital media operating expenses; and
o	$0.1 million non-cash compensation charge included in publishing operating expenses.

Included in the results for the twelve months ended December 31, 2016 are:

•	A $6.5 million ($3.9 million, net of tax, or $0.15 per share) impairment of indefinite-lived long-term assets related to the company’s broadcast licenses in the Cleveland, Dallas, Detroit and Portland markets;
•	A $0.5 million ($0.3 million, net of tax, or $0.01 per share) impairment of indefinite-lived long-term assets related to the company’s mastheads within Salem Publishing;
•	A $0.7 million impairment loss ($0.4 million, net of tax, or $0.02 per share) on land held for sale in Covina, California;
•	A $1.9 million ($1.1 million, net of tax, or $0.04 per diluted share) net gain on the sale or disposal of assets primarily associated with the $1.9 million gain on the sale of the Miami tower site and a $0.7 million gain from a land easement in South Carolina offset by a $0.4 million charge for leasehold improvements incurred upon the relocation of the offices in Washington D.C. market and a net loss of $0.3 million related to various fixed asset disposals;

•	A $1.6 million (or $0.06 per share) increase in the deferred tax valuation allowance;
•	A $0.7 million ($0.4 million, net of tax, or $0.02 per share) net decrease in the estimated fair value of the contingent earn-out consideration associated with the Eagle entities, Bryan Perry Newsletters, Daily Devotional and Turner Investment acquisitions;
•	A $0.5 million ($0.3 million, net of tax, or $0.01 per share) reserve for a litigation matter;
•	A $0.1 million gain on bargain purchase of KXFN-AM in St. Louis, Missouri; and
•	A $0.6 million non-cash compensation charge ($0.3 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:
o	$0.4 million non-cash compensation included in corporate expenses;
o	$0.1 million non-cash compensation included in broadcast operating expenses; and
o	$0.1 million non-cash compensation included in Digital media operating expenses.

Per share numbers are calculated based on 26,435,757 diluted weighted average shares for the twelve months ended December 31, 2017, and 26,034,990 diluted weighted average shares for the twelve months ended December 31, 2016.

Balance Sheet

As of December 31, 2017, the company had $255.0 million outstanding on the 6.75% senior secured notes due 2024 (the “Notes”) and $9.0 million outstanding under the Asset Based Revolving Credit Facility (“ABL Facility”).

Acquisitions and Divestitures

The following transactions were completed since October 1, 2017:

•	On December 28, 2017, the company sold real property, including the land, tower and broadcasting facilities, of radio station WSPZ-AM (now WWRC-AM) in Bethesda, Maryland for $1.9 million in cash.
•	On November 22, 2017, the company closed on the acquisition of radio station WSPZ-AM (now WWRC-AM) in Bethesda, Maryland for $0.6 million in cash from a related party.

The following transactions are currently pending:

•	On December 1, 2017, the company entered into an agreement to sell radio station WQVN-AM (formerly WKAT-AM) in Miami, Florida for $3.5 million in cash. The buyer began operating the radio station under a Local Marketing Agreement (“LMA”) as of the same date. The sale is expected to close during the first quarter of 2018. The company recorded an estimated loss on the sale of assets of $4.7 million as of December 31, 2017, based on the probability of the sale, which reflected the sales price as compared to the carrying value of the assets and the estimated costs of the sale.
•	On December 29, 2017, the company entered into two LMAs to program radio stations KPAM-AM and KKOV-AM in Portland, Oregon. The company began operating the radio stations on January 2, 2018. The LMA’s have a 12-month term.
•	On January 3, 2018, the company entered into an agreement to sell radio station WBIX-AM in Boston, Massachusetts for $0.7 million in cash. The sale is expected to close later in 2018.
•	On March 1, 2018, the company entered into an Asset Purchase Agreement to acquire radio station KZTS-FM in Little Rock, Arkansas for $1.1 million in cash. The company will begin programming the radio station under a LMA on April 1, 2018.

Conference Call Information

Salem will host a teleconference to discuss its results on March 15, 2018 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (877) 524-8416, and then ask to be joined into the Salem Media Group Fourth Quarter 2017 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through March 29, 2018 and can be heard by dialing (877) 660-6853, passcode 13675938 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

First Quarter 2018 Outlook

For the first quarter of 2018, the company is projecting total revenue to decline between 1% and 3% over first quarter 2017 total revenue of $65.0 million. The company is also projecting operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to be between a 1% decline and a 2% increase compared to the first quarter of 2017 operating expenses excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, depreciation expense and amortization expense of $54.6 million.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the sale or disposal of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape.

The company is the largest commercial U.S. radio broadcasting company providing Christian and conservative programming. Salem owns and/or operates 119 radio stations, with 74 stations in the top 25 media markets. Salem Radio Network (“SRN”) is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music. SRN is home to many industry-leading hosts including: Hugh Hewitt, Mike Gallagher, Dennis Prager, Michael Medved, Larry Elder, Joe Walsh and Eric Metaxas.

Salem’s digital media is a leading source of Christian and conservative themed news, analysis, and commentary. Salem’s Christian sites include: BibleStudyTools.com, Crosswalk.com, GodVine.com, ibelieve.com, GodTube.com, OnePlace.com, Christianity.com®, churchstaffing.com and WorshipHouseMedia.com. Salem’s conservative sites include Townhall.com®, HotAir.com, Twitchy.com, RedState.com, and BearingArms.com.

Salem’s Regnery Publishing unit, with a history dating back to 1948, is the nation’s leading independent publisher of conservative books. Having published many of the seminal works of the early conservative movement, Regnery today continues as a major publisher in the conservative space, with leading authors including: Ann Coulter, Newt Gingrich, David Limbaugh, Ed Klein, Mark Steyn and Dinesh D’Souza. Salem’s book publishing business also includes Salem Author Services, composed of Xulon Press™, Mill City Press and Bookprinting.com, which offer print-on-demand self-publishing services for authors.

Salem's Eagle Financial Publications provides general market analysis and non-individualized investment strategies from financial commentators Mark Skousen, Bob Carlson, Jim Woods, and Bryan Perry, as well as a stock screening website for dividend investors (DividendInvestor.com). The business unit's other investing websites include StockInvestor.com and RetirementWatch.com.

Eagle Wellness, through its website newportnaturalhealth.com, provides insightful health advice and is a trusted source of high quality nutritional supplements from leading health expert, Leigh Erin Connealy MD. Dr. Connealy is the medical director of one of the largest medical practices in the country where she practices integrative medicine.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)	Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Income (Loss), and operating expenses excluding gains or losses on the sale or disposal of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Income (Loss) as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the sale or disposal of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before gain on bargain purchase, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Adjusted Free Cash Flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2017	2016	2017
	(Unaudited)
Net broadcast revenue	$52,248	$50,718	$202,016	$196,197
Net digital media revenue	12,721	11,098	46,777	43,096
Net publishing revenue	5,726	5,395	25,528	24,443
Total revenue	70,695	67,211	274,321	263,736
Operating expenses:
Broadcast operating expenses	36,828	36,687	146,283	145,494
Digital media operating expenses	9,475	8,434	36,290	33,675
Publishing operating expenses	6,258	5,770	26,209	24,475
Unallocated corporate expenses	3,066	3,072	14,994	16,255
Change in the estimated fair value of contingent earn-out consideration	(231)	31	(689)	(23)
Depreciation and amortization	4,653	4,371	17,276	16,962
Impairment of long-lived assets	—	—	700	—
Impairment of indefinite-lived long-term assets other than goodwill	7,041	—	7,041	19
Impairment of goodwill	32	—	32	—
Impairment of amortizable intangible assets	8	—	8	—
(Gain) loss on the sale or disposal of assets	107	4,315	(1,901)	3,905
Total operating expenses	67,237	62,680	246,243	240,762
Operating income	3,458	4,531	28,078	22,974
Other income (expense):
Interest income	2	1	6	4
Interest expense	(3,686)	(4,550)	(14,938)	(16,706)
Change in the fair value of interest rate swap	1,610	—	285	357
Gain on bargain purchase	95	—	95	—
Loss on early retirement of long-term debt	(55)	—	(87)	(2,775)
Net miscellaneous income and expense	(1)	—	6	(80)
Income (loss) from operations before income taxes	1,423	(18)	13,445	3,774
Provision for (benefit from) income taxes	(1,549)	(22,376)	4,572	(20,870)
Net income	$2,972	$22,358	$8,873	$24,644

Basic earnings per share Class A and Class B common stock	$0.11	$0.85	$0.34	$0.94
Diluted earnings per share Class A and Class B common stock	$0.11	$0.85	$0.34	$0.94

Distributions per share Class A and Class B common stock	$0.07	$0.07	$0.26	$0.26

Basic weighted average Class A and Class B common stock shares outstanding	25,826,230	26,166,769	25,669,538	26,068,942
Diluted weighted average Class A and Class B common stock shares outstanding	26,101,172	26,378,260	26,034,990	26,435,757

Salem Media Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2016	December 31, 2017
Assets
Cash	$130	$3
Trade accounts receivable, net	37,260	34,843
Deferred income taxes - current	9,411	—
Other current assets	7,708	11,874
Property and equipment, net	102,790	99,480
Intangible assets, net	428,870	420,755
Deferred financing costs	82	550
Deferred income taxes – non-current	—	1,070
Other assets	4,017	4,244
Total assets	$590,268	$572,819

Liabilities and Stockholders’ Equity
Current liabilities	$39,140	$42,149
Long-term debt and capital lease obligations less unamortized debt issuance costs, net of current portion	261,084	249,579
Fair value of interest rate swap	514	—
Deferred income taxes	63,423	34,151
Other liabilities	14,915	15,659
Stockholders’ equity	211,192	231,281
Total liabilities and stockholders’ equity	$590,268	$572,819

Salem Media Group, Inc.
Condensed Consolidated Statements of Cashflows
(in thousands)

	December 31,	December 31,
	2016	2017
OPERATING ACTIVITIES
Net income	$8,873	$24,644
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash stock-based compensation	582	1,721
Tax benefit related to stock options exercised	255	—
Depreciation and amortization	17,276	16,962
Amortization of deferred financing costs	631	940
Accretion of financing items	206	74
Accretion of acquisition-related deferred payments and contingent earn-out consideration	70	42
Provision for bad debts	941	2,196
Deferred income taxes	4,089	(20,932)
Impairment of long-lived assets	700	—
Impairment of indefinite-lived long-term assets other than goodwill	7,041	19
Impairment of goodwill	32	—
Impairment of amortizable intangible assets	8	—
Change in the fair value of interest rate swap	(285)	(357)
Change in the estimated fair value of contingent earn-out consideration	(689)	(23)
(Gain) loss on the sale or disposal of assets	(1,901)	3,905
Gain on bargain purchase	(95)	—
Loss on early retirement of debt	87	2,775
Changes in operating assets and liabilities
Accounts receivable	4,236	144
Inventories	223	(60)
Prepaid expenses and other current assets	(2)	(537)
Accounts payable and accrued expenses	(819)	(3,041)
Deferred rent	1,330	(79)
Deferred revenue	(4,106)	(1,009)
Other liabilities	33	(3)
Income taxes payable	150	(51)
Net cash provided by operating activities	38,866	27,330
INVESTING ACTIVITIES
Cash paid for capital expenditures net of tenant improvement allowances	(9,414)	(8,534)
Capital expenditures reimbursable under tenant improvement allowances and trade agreements	(620)	(50)
Escrow deposits related to acquisitions	(36)	—
Deposit received under option agreement for radio station sales	450	—
Purchases of broadcast assets and radio stations	(1,758)	(2,282)
Purchases of digital media businesses and assets	(3,253)	(1,690)
Purchases of publishing businesses and assets	(3,403)	—
Proceeds from the sale of assets	3,147	2,456
Other	(606)	(242)
Net cash used in investing activities	(15,493)	(10,342)
FINANCING ACTIVITIES
Payments under Term Loan B	(11,000)	(263,000)
Proceeds from borrowings under Revolver and ABL Facility	43,909	89,738
Payments on Revolver and ABL Facility	(46,738)	(81,214)
Payment of interest rate swap	—	(783)
Payment from bond offering	—	255,000
Payments of debt issuance costs	—	(7,035)
Payments of acquisition-related contingent earn-out consideration	(111)	(14)
Payments of deferred installments due from acquisition activity	(3,621)	(225)
Proceeds from the exercise of stock options	993	514
Payment of cash distribution on common stock	(6,678)	(6,790)
Payments on capital lease obligations	(107)	(122)
Book overdraft	12	(3,184)
Net cash used in financing activities	(23,341)	(17,115)
Net increase (decrease) in cash and cash equivalents	32	(127)
Cash and cash equivalents at beginning of year	98	130
Cash and cash equivalents at end of year	$130	$3

Salem Media Group, Inc.
Supplemental Information
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2017	2016	2017
	(Unaudited)
Reconciliation of Total Operating Expenses to Operating Expenses excluding Gains or Losses on the Sale or Disposal of Assets, Stock-based Compensation Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairments and Depreciation and Amortization Expense (Recurring Operating Expenses)
Operating Expenses	$67,237	$62,680	$246,243	$240,762
Less depreciation and amortization expense	(4,653)	(4,371)	(17,276)	(16,962)
Less change in estimated fair value of contingent earn-out consideration	231	(31)	689	23
Less impairment of long-lived assets	—	—	(700)	—
Less impairment of indefinite-lived long-term assets other than goodwill	(7,041)	—	(7,041)	(19)
Less impairment of goodwill	(32)	—	(32)	—
Less impairment of amortizable intangible assets	(8)	—	(8)	—
Less gain (loss) on the sale or disposal of assets	(107)	(4,315)	1,901	(3,905)
Less stock-based compensation expense	(124)	(28)	(582)	(1,721)
Total Recurring Operating Expenses	$55,503	$53,935	$223,194	$218,178

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$52,248	$50,718	$202,016	$196,197
Net broadcast revenue – acquisitions	(11)	(30)	(11)	(428)
Net broadcast revenue – dispositions	(345)	(43)	(1,532)	(174)
Net broadcast revenue – format change	—	(8)	(58)	(110)
Same Station net broadcast revenue	$51,892	$50,637	$200,415	$195,485

Reconciliation of Broadcast Operating Expenses to Same Station Broadcast Operating Expenses
Broadcast operating expenses	$36,828	$36,687	$146,283	$145,494
Broadcast operating expenses – acquisitions	(14)	(38)	(23)	(673)
Broadcast operating expenses – dispositions	(350)	(3)	(1,564)	(105)
Broadcast operating expenses – format change	(30)	(74)	(118)	(180)
Same Station broadcast operating expenses	$36,434	$36,572	$144,578	$144,536

Reconciliation of SOI to Same Station SOI
Station Operating Income	$15,420	$14,031	$55,733	$50,703
Station operating income – acquisitions	3	8	12	245
Station operating (income) loss - dispositions	5	(40)	32	(69)
Station operating loss – format change	30	66	60	70
Same Station – Station Operating Income	$15,458	$14,065	$55,837	$50,949

Salem Media Group, Inc.
Supplemental Information
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2017	2016	2017
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Income (Loss)
Net broadcast revenue	$52,248	$50,718	$202,016	$196,197
Less broadcast operating expenses	(36,828)	(36,687)	(146,283)	(145,494)
Station Operating Income	$15,420	$14,031	$55,733	$50,703

Net digital media revenue	$12,721	$11,098	$46,777	$43,096
Less digital media operating expenses	(9,475)	(8,434)	(36,290)	(33,675)
Digital Media Operating Income	$3,246	$2,664	$10,487	$9,421

Net publishing revenue	$5,726	$5,395	$25,528	$24,443
Less publishing operating expenses	(6,258)	(5,770)	(26,209)	(24,475)
Publishing Operating Loss	$(532)	$(375)	$(681)	$(32)

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income, the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc. Supplemental Information
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2017	2016	2017
	(Unaudited)
Net income	$2,972	$22,358	$8,873	$24,644
Plus interest expense, net of capitalized interest	3,686	4,550	14,938	16,706
Plus provision for (benefit from) income taxes	(1,549)	(22,376)	4,572	(20,870)
Plus depreciation and amortization	4,653	4,371	17,276	16,962
Less interest income	(2)	(1)	(6)	(4)
EBITDA	$9,760	$8,902	$45,653	$37,438

The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the sale or disposal of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income, the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

The company defines Credit Agreement Adjusted EBITDA (1) as Adjusted EBITDA (1) plus adjustments permitted under the terms of the company’s senior credit facility. The table below presents a reconciliation of Credit Agreement Adjusted EBITDA (1) to Net Income, the most directly comparable GAAP measure. Credit Agreement Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.
Supplemental Information
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2017	2016	2017
	(Unaudited)
Net income	$2,972	$22,358	$8,873	$24,644
Plus interest expense, net of capitalized interest	3,686	4,550	14,938	16,706
Plus provision for (benefit from) income taxes	(1,549)	(22,376)	4,572	(20,870)
Plus depreciation and amortization	4,653	4,371	17,276	16,962
Less interest income	(2)	(1)	(6)	(4)
EBITDA	$9,760	$8,902	$45,653	$37,438
Less net (gain) loss on the sale or disposal of assets	107	4,315	(1,901)	3,905
Less change in the estimated fair value of contingent earn-out consideration	(231)	31	(689)	(23)
Plus changes the fair value of interest rate swap	(1,610)	—	(285)	(357)
Plus impairment of long-lived assets	—	—	700	—
Plus impairment of indefinite-lived long-term assets other than goodwill	7,041	—	7,041	19
Plus impairment of goodwill	32	—	32	—
Plus impairment of amortizable intangible assets	8	—	8	—
Plus gain on bargain purchase	(95)	—	(95)	—
Plus net miscellaneous income and expenses	1	—	(6)	80
Plus loss on early retirement of long-term debt	55	—	87	2,775
Plus non-cash stock-based compensation	124	28	582	1,721
Adjusted EBITDA	$15,192	$13,276	$51,127	$45,558

The company defines Adjusted Free Cash Flow (1) as Adjusted EBITDA (1) less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The table below presents a reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure. Adjusted Free Cash Flow is a non-GAAP liquidity measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.
Supplemental Information
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2017	2016	2017
	(Unaudited)
Net cash provided by operating activities	$12,357	$2,162	$38,866	$27,330
Non-cash stock-based compensation	(124)	(28)	(582)	(1,721)
Tax benefit related to stock options exercised	9	—	(255)	—
Depreciation and amortization	(4,653)	(4,371)	(17,276)	(16,962)
Amortization of deferred financing costs	(156)	(295)	(631)	(940)
Accretion of financing items	(51)	—	(206)	(74)
Accretion of acquisition-related deferred payments and contingent earn-out consideration	(15)	(10)	(70)	(42)
Provision for bad debts	(253)	(648)	(941)	(2,196)
Deferred income taxes	1,595	22,341	(4,089)	20,932
Impairment of long-lived assets	—	—	(700)	—
Impairment of indefinite-lived long-term assets other than goodwill	(7,041)	—	(7,041)	(19)
Impairment of goodwill	(32)	—	(32)	—
Impairment of amortizable intangible assets	(8)	—	(8)	—
Change in the fair value of interest rate swap	1,610	—	285	357
Change in the estimated fair value of contingent earn-out consideration	231	(31)	689	23
Gain (loss) on the sale or disposal of assets	(107)	(4,315)	1,901	(3,905)
Gain on bargain purchase	95	—	95	—
Loss on early retirement of debt	(55)	—	(87)	(2,775)
Changes in operating assets and liabilities:
Accounts receivable	548	(607)	(4,236)	(144)
Inventories	(76)	(79)	(223)	60
Prepaid expenses and other current assets	(716)	(464)	2	537
Accounts payable and accrued expenses	376	7,920	819	3,041
Deferred revenue	(338)	699	4,106	1,009
Deferred rent	(147)	82	(1,330)	79
Other liabilities	(33)	—	(33)	3
Income taxes payable	(44)	2	(150)	51
Net income	$2,972	$22,358	$8,873	$24,644
Plus interest expense, net of capitalized interest	3,686	4,550	14,938	16,706
Plus provision for (benefit from) income taxes	(1,549)	(22,376)	4,572	(20,870)
Plus depreciation and amortization	4,653	4,371	17,276	16,962
Less interest income	(2)	(1)	(6)	(4)
EBITDA	$9,760	$8,902	$45,653	$37,438
Less net (gain) loss on the sale or disposal of assets	107	4,315	(1,901)	3,905
Less change in the estimated fair value of contingent earn-out consideration	(231)	31	(689)	(23)
Plus changes the fair value of interest rate swap	(1,610)	—	(285)	(357)
Plus impairment of long-lived assets	—	—	700	—
Plus impairment of indefinite-lived long-term assets other than goodwill	7,041	—	7,041	19
Plus impairment of goodwill	32	—	32	—
Plus impairment of amortizable intangible assets	8	—	8	—
Plus gain on bargain purchase	(95)	—	(95)	—
Plus net miscellaneous income and expenses	1	—	(6)	80
Plus loss on the early retirement of long-term debt	55	—	87	2,775
Plus non-cash stock-based compensation	124	28	582	1,721
Adjusted EBITDA	$15,192	$13,276	$51,127	$45,558
Less net cash paid for capital expenditures (1)	(2,174)	(1,734)	(9,414)	(8,534)
Less cash paid for taxes	(11)	32	(78)	(96)
Less cash paid for interest, net of capitalized interest	(3,394)	(9,275)	(14,038)	(14,237)
Adjusted Free Cash Flow	$9,613	$2,299	$27,597	$22,691

(1)	Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at December 31, 2017	Applicable Interest Rate
Senior Secured Notes due 2024 (1)	$255,000	6.75%
Asset-based revolving credit facility (2)	$2,500	3.30%
Asset-based revolving credit facility (2)	$5,000	3.32%
Asset-based revolving credit facility (2)	$1,500	5.25%

(1)	$255.0 million notes with semi-annual interest payments at an annual rate of 6.75%.

(2)	Outstanding borrowings under the ABL Facility, with interest payments due at LIBOR plus 1.5% to 2.0% per annum or prime rate plus 0.5% to 1.0% per annum.